                                                   UNITED STATES

       SECURITIES AND EXCHANGE COMMISSION

                                                             Washington, DC 20549

                                   FORM 8-K

       Current Report Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

                                                      Date of Report: August 5, 2004

                                                                CSP Incorporated

                                       (Exact name of the registrant as specified in its charter)

                                                     Commission file number 0-10843

                            Massachusetts                                        04-2441294

                     (State or jurisdiction of                         (IRS Employer Identification

                       incorporation or organization)               number)

                      43 Manning Road, Billerica, Massachusetts             01821-3901

                     (Address of principal executive offices)                   (Zip Code)

                                                                     (978) 663-7598

                                           (Registrant's telephone number, including area code)

Form 8-K

CURRENT REPORT dated August 5, 2004

CSP Inc.

Item   Financial Statements and Exhibits.

7.

(c)  Exhibits

       99.1           Press release announcing third quarter and year to date financial results, issued by                         CSP Inc. on August 5, 2004.

Item     Regulation FD Disclosure (including Item 12 information).

9.

In accordance with Securities and Exchange Commission Release No. 33-8216, the following information, intended to be furnished under "Item 12. Results of Operations and Financial Condition," is instead furnished under this "Item9. Regulation FD Disclosure."

On August 5, 2004, CSP Inc issued a press release announcing financial results for the third quarter and year to date for 2004. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Form 8-K

CURRENT REPORT dated August 5, 2004

CSP Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSP INC.

August 5, 2004

                           /s/Gary W. Levine

                           ---------------------------

Gary W. Levine, Vice President-Finance and Principal Accounting Officer

Exhibit 99.1

Contact:

Gary Levine

Chief Financial Officer

CSP Inc.

Tel: 978.663.7598 ext. 1200

Fax: 978.663.0150

CSP INC. REPORTS THIRD-QUARTER FISCAL 2004 FINANCIAL RESULTS

BILLERICA, MA, August 5, 2004 - CSP Inc. (NASDAQ: CSPI), a provider of IT solutions, systems integration services and dense cluster computing systems, today reported financial results for the third quarter ended June 30, 2004.

For the third quarter of fiscal 2004, sales increased to $14.3 million from $7.0 million for the year-earlier quarter. CSP Inc. posted net income of $438,000, or $0.12 per diluted share, compared with a net loss of $(340,000), or $(0.10) per share, for the third quarter of fiscal 2003.

For the nine-month period ended June 30, 2004, the Company increased sales to $38.3 million compared with sales of $21.6 million for the nine-month period of fiscal 2003. CSP reported net income of $688,000, or $0.18 per diluted share, for the first nine months of fiscal 2004 compared with a net loss of $(939,000), or $(0.27) per diluted share, for the first nine months of fiscal 2003.

Chairman, President and Chief Executive Officer Alexander R. Lupinetti said, "Our ability to execute on our strategy and capitalize on positive trends in the market enabled us to report our highest revenue quarter in four years and our highest quarter for net income in more than three years."

"Our MultiComputer Division performed very well during the quarter, buoyed by our previously announced contract wins, including our agreement to supply Series 2000 MultiComputers for the U.S. Navy's E-2C Hawkeye aircraft," continued Lupinetti. "Our steadily improving financial results demonstrate that our strategy for our MultiComputer business is working. This strategy centers on offering architecturally superior systems based on open systems; leading the market in price-performance and being the first to market with new processors. In addition, the trend toward the use of ruggedized DSP systems in airborne surveillance offers new opportunities for CSP as we sell our products higher up the value chain."

"We recently passed the one-year anniversary of the Company's acquisition of Technisource and its integration into CSP as MODCOMP's Systems and Solutions Division -- and the results have been excellent," said Lupinetti. "The ability of this Division to provide best-of-breed IT solutions for multi-vendor environments including systems, integration, maintenance and professional services, has enabled us to capitalize on an improved IT spending environment. During the quarter, we saw significant demand for servers, storage and associated services. This, coupled with continued strength from our Germany and U.K. subsidiaries, contributed to MODCOMP's stellar performance in the third fiscal quarter."

"We continue to be optimistic about the demand environment as we approach the new fiscal year, and will execute on our strategic plans to capitalize on opportunities across our businesses," concluded Lupinetti.

Safe Harbor

The Company wishes to take advantage of the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995 with respect to statements that may be deemed to be forward-looking under the Act. Such forward-looking statements may include, but are not limited to, those relating to the Company's optimism regarding the demand environment, the execution of its MultiComputer and MODCOMP growth strategies and its plans to ruggedize its MultiComputer products. The Company cautions that numerous factors could cause actual results to differ materially from any forward-looking statements made by the Company. Such risks include general economic conditions, market factors, competitive factors and pricing pressures, and others described in the Company's filings with the SEC. Please refer to the section on forward-looking statements included in the Company's filings with the Securities and Exchange Commission.

About CSP Inc.

Based in Billerica, Massachusetts and founded in 1968, CSP Inc. (NASDAQ: CSPI) and its subsidiaries develop and market best of breed IT solutions, image processing software, systems integration services, and high-performance computer systems. Our Systems segment includes the MultiComputer Division supplies high-performance Linux cluster systems for a broad array of defense applications, including radar, sonar and surveillance signal processing. The Company's MODCOMP, Inc. subsidiary, also par of our Service and Systems Integration segment founded in 1970, is a leading provider of IT solutions and systems integration services. MODCOMP works with third parties to develop customized solutions in the global IT markets and has offices in the U.S., U.K., and Germany. More information about CSP is available on the company's website at www.cspi.com. To learn more about MODCOMP, Inc., consult www.modcomp.com. More information about Scanalytics, Inc. is available at www.scanalytics.com.

The consolidated statements of operations and consolidated balance sheets follow.

The consolidated statements of operations and consolidated balance sheets follow.

                                                       CSP INC. AND SUBSIDIARIES
                                                CONSOLIDATED BALANCE SHEETS
                                                (Amounts in thousands, except par value)

	June 30,	September 30
	2004	2003
	(Unaudited)
Assets
Current assets:
Cash and short-term investments	$12,262	$10,494
Accounts receivable, net	7,326	5,429
Inventories	2,739	2,034
Other current assets	1,155	2,575
Total current assets	23,482	20,532
Property, equipment and improvements, net	1,046	944
Other assets:	5,591	4,949
Total assets	$30,119	$26,425

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable and accrued expenses	8,735	6,483
Total current liabilities	8,735	6,483

Other liabilities	8,643	8,010

Shareholders' equity	12,741	11,932
Total liabilities and shareholders' equity	$30,119	$26,425

                                                         CSP INC. AND SUBSIDIARIES
                                     UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
                                           (Amounts in thousands, except for per share data)

                                                                   /-For the three months ended-//-For the six months ended-/

	June 30,	June 30,	June 30,	June 30,
	2004	2003	2004	2003
Sales:
Systems	$2,709	$1,869	$5,892	$4,135
Service and system integration	10,970	4,510	30,307	15,503
E-business software	352	293	994	946
Other software	270	289	1,074	969
Total sales	14,301	6,961	38,267	21,553

Cost of Sales:
Systems	1,071	770	2,230	2,052
Service and systems integration	8,923	3,667	24,673	12,369
E-business software	146	159	417	511
Other software	52	43	304	202
Total cost of sales	10,192	4,639	27,624	15,134

Gross profit	4,109	2,322	10,643	6,419

Operating expenses:
Engineering and development	794	873	2,292	2,722
Selling, general & administrative	2,692	2,011	7,494	5,590
Total operating expenses	3,486	2,884	9,786	8,312

Operating profit (loss)	623	(562)	857	(1,893)

Other income(expense):
Other income (expense)	(9)	158	98	1,392
Total other income, net	(9)	158	98	1,392

Income (loss) before income taxes	614	(404)	955	(501)

Income tax provision (benefit)	176	(64)	267	438

Net income (loss)	$438	($340)	$688	($939)

Net income (loss) per share - basic	$0.12	($0.10)	$0.19	($0.27)
Weighted average shares outstanding - basic	3,566	3,537	3,559	3,533
Net income (loss) per share - diluted	$0.12	($0.10)	$0.18	($0.27)
Weighted average shares outstanding-diluted	3,746	3,537	3,741	3,533